Exhibit 99.1

Priceline.com Reports Financial Results for 3rd Quarter 2011

NORWALK, Conn., November 7, 2011. . . Priceline.com Incorporated (Nasdaq: PCLN) today reported 3rd quarter 2011 financial results for the Priceline Group. Third quarter gross travel bookings for the Group, which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers, were $6.3 billion, an increase of 56.2% over a year ago.

The Group had revenues in the 3rd quarter of $1.5 billion, a 45.0% increase over a year ago. The Group’s international operations contributed revenues in the 3rd quarter of $953 million, a 79% increase versus a year ago (approximately 68% on a local currency basis). The Group’s gross profit for the 3rd quarter was $1.1 billion, a 65% increase from the prior year. International operations contributed gross profit in the 3rd quarter of $952 million, an 80% increase versus a year ago (approximately 68% growth on a local currency basis). The Group’s operating income in the 3rd quarter was $616.4 million, an 83% increase from the prior year. The Group had GAAP net income applicable to common shareholders for the 3rd quarter of $469.5 million, or $9.17 per diluted share, which compares to $223.0 million or $4.41 per diluted share, in the same period a year ago.

Non-GAAP net income in the 3rd quarter was $512.6 million, an 88% increase versus the prior year.  Non-GAAP net income was $9.95 per diluted share, compared to $5.33 per diluted share a year ago. First Call analyst consensus for the 3rd quarter 2011 was $9.30 per diluted share.  Adjusted EBITDA for the 3rd quarter 2011 was $644.5 million, an increase of 78% over a year ago. The section below entitled “Non-GAAP Financial Measures” provides a definition and information about the use of non-GAAP financial measures in this press release and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group’s financial results under GAAP.

“The Group’s businesses all enjoyed a strong 3rd quarter,” said Jeffery H. Boyd, President and Chief Executive Officer of the Priceline Group.  “Our global hotel nights grew by 47% over last year, reflecting moderate deceleration from the 2nd quarter.  We believe our retail hotel businesses at Booking.com, Agoda and priceline.com continued to take meaningful share in their respective markets during the quarter, though our Name Your Own Price hotel business is challenged by increasing competition in the discount space.”

Mr. Boyd, continued, “The 3rd quarter reflected the first full quarter following the anniversary of the acquisition of TravelJigsaw in May of 2010.  Our global rental car days were up 36% compared to last year, and TravelJigsaw days grew well in excess of that.  Priceline.com’s airline ticketing business experienced its strongest quarterly growth in the last seven quarters, with ticket sales up 8%.”

Looking forward, Mr. Boyd said, “We are pleased with the solid momentum displayed by our brands in the 3rd quarter results and 4th quarter outlook, especially given the sheer size of the business and the uncertain macro-economic environment in which we are operating.  We believe our brands have significant opportunity ahead through innovation and new market penetration and we intend to use our reach and resources to exploit that opportunity to better serve our customers.”

The Priceline Group said it was targeting the following for 4th quarter 2011:

•         Year-over-year increase in total gross travel bookings of approximately 39% - 44%.

•         Year-over-year increase in international gross travel bookings of approximately 50% - 55% (an increase of approximately 49% - 54% on a local currency basis).

•         Year-over-year increase in domestic gross travel bookings of approximately 13%.

•         Year-over-year increase in revenue of approximately 27% to 32%.

•         Year-over-year increase in gross profit of approximately 42% to 47%.

•         Adjusted EBITDA of approximately $310 million to $330 million.

•         Non-GAAP net income of between $4.90 and $5.00 per diluted share.

•         The above targets are based on foreign exchange rates of $1.38 per Euro and $1.60 per British Pound for the remainder of the quarter.

The Company noted that its guidance is based on current operating trends and that growing economic uncertainty, including concerns relating to potential sovereign defaults by Greece and other European states, may subject operating results to greater variability in the future.  The Company also noted that its guidance did not assume further deterioration in travel demand for destinations in Thailand, one of its key markets in Asia, which might accompany a worsening in the widespread flooding occurring throughout the country and threatening Bangkok.

Non-GAAP guidance for the 4th quarter 2011:

•         excludes non-cash amortization expense of acquisition-related intangibles,

•         excludes non-cash stock-based employee compensation expense,

•         excludes non-cash interest expense and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•         excludes the impact, if any, of charges or benefits associated with judgments, rulings and/or settlements related to hotel occupancy tax proceedings,

•         excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments,

•         includes the additional impact of the non-GAAP adjustments described above on net income attributable to noncontrolling interests,

•         includes the dilutive impact of additional shares of unvested restricted stock, restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.

In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense, net income attributable to noncontrolling interests, income taxes and includes the impact of foreign currency transactions and other expenses.

When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $105 million in the 4th quarter 2011.  In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $36 million in the 4th quarter 2011. On a per share basis, the Group estimates GAAP net income of approximately $4.23 to $4.33 per diluted share for the 4th quarter 2011.

Information About Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group’s management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “may,” “will,” “should,” “could,” “expects,” “does not currently expect,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.

The following factors, among others, could cause the Group’s actual results to differ materially from those described in the forward-looking statements:

• adverse changes in general market conditions for leisure and other travel services as a result of, among other things, decreased consumer spending, general economic downturn, terrorist attacks, natural disasters or adverse weather, the bankruptcy or insolvency of a major supplier, or the outbreak of an epidemic or pandemic disease, such as the swine flu outbreak;

• adverse changes in the Group’s relationships with suppliers, service providers and vendors which could include, without limitation, the withdrawal of suppliers from the Group’s systems (either “retail” or “opaque” services, or both) and/or the loss or reduction of global distribution fees;

• fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;

• the effects of increased competition, including the potential impact of increased pricing competition initiated by other on-line travel agents in the form of reduced booking fees and/or the launch by competitors of an “opaque” travel offering and the potential impact of “metasearch” initiatives by Google and other search engines upon which we rely for a significant amount of traffic;

• an adverse outcome in one or more of the hotel occupancy and other tax proceedings in which priceline.com is involved;

• a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;

• our ability to expand successfully in international markets;

• the ability to attract and retain qualified personnel;

• difficulties integrating recent or future acquisitions, such as the 2nd quarter 2010 acquisition of TravelJigsaw, including ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;

• the occurrence of an external or internal security breach of our systems or other Internet based systems involving personal customer information, credit card information or other sensitive data;

• systems-related failures and/or security breaches, including without limitation, “denial-of-service” type attacks on our system, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company’s obligations in the event of such a breach; and

• legal and regulatory risks.

For a detailed discussion of these and other factors that could cause the Group’s actual results to differ materially from those described in the forward-looking statements, please refer to the Group’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income and loss attributable to noncontrolling interests, income taxes and is adjusted for the non-GAAP adjustments relating to stock-based employee compensation expense, gains and losses on early debt extinguishment and charges or benefits related to judgments, rulings, or settlements of hotel occupancy tax proceedings.  Additionally, favorable adjustments to franchise tax and sales and use tax recorded in third quarter 2010 GAAP net income have been excluded from adjusted EBITDA, non-GAAP operating income and Non-GAAP net income.

Adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group’s future on-going performance because they enable a more meaningful comparison of the Group’s projected cash earnings and performance with its historical results from prior periods and to those of its competitors. These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group’s discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.

Non-GAAP financial information is adjusted for the following items:

•         Amortization expense of acquisition-related intangibles is excluded because it does not impact cash earnings.

•         Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•         Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•         Charges or benefits related to judgments, rulings, or settlements of hotel occupancy tax proceedings and favorable adjustments related to certain franchise and sales tax issues for our headquarters location are excluded because the amount and timing of these items are unpredictable, not driven by core operating results and render comparisons with prior periods less meaningful.

•         Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carry forwards.  In addition, the benefit related to the reversal of a reserve for unrecognized tax benefits attributable to tax positions taken in 2010 is excluded because the amount and timing of this type of item is unpredictable, not driven by core operating results and render comparisons with prior periods less meaningful.

•         Net income and loss attributable to noncontrolling interest is adjusted for the impact of certain of the non-GAAP adjustments described above

•         For calculating non-GAAP net income per share:

•  net income is adjusted for the impact of the non-GAAP adjustments described above.

•  fully diluted share count in 2010 is adjusted to include the anti-dilutive impact of “Conversion Spread Hedges” which increases the effective conversion price of the 0.50% convertible notes due 2011 and 0.75% convertible notes due 2013 outstanding during the period from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until if and when shares are delivered.

•  additional unvested shares of restricted common stock, restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with priceline.com’s financial results under GAAP.

About The Priceline Group

The Priceline Group (Nasdaq: PCLN) is a leader in global online hotel reservations, with over 200,000 participating hotels worldwide.  The Group is composed of four primary brands — Booking.com, priceline.com, Agoda.com and TravelJigsaw — and several ancillary brands. The Priceline Group provides online travel services in over 150 countries in Europe, North America, South America, the Asia-Pacific region, the Middle East and Africa.

Booking.com is the number one online hotel reservation service in the world, offering over 170,000 hotels (as of November 7, 2011), and is available in 41 languages.  More recent hotel counts are available on the Booking.com website.  Priceline.com gives leisure travelers multiple ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises. In addition to getting compelling published prices, travelers can take advantage of priceline.com’s famous Name Your Own Price® service, which can deliver the lowest prices available.  Agoda.com is an Asia-based online hotel reservation service that is available in 37 languages.  TravelJigsaw is a multinational car hire service, offering its reservation services in over 4,000 locations.  Customer support is provided in 29 languages.

###

For Press Information: Brian Ek  (203) 299-8167  brian.ek@priceline.com

For Investor Relations: Matthew Tynan (203) 299-8487 matthew.tynan@priceline.com

priceline.com Incorporated

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30,	December 31,
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$421,166	$358,967
Restricted cash	3,851	1,050
Short-term investments	1,983,467	1,303,251
Accounts receivable, net of allowance for doubtful accounts of $6,833 and $6,353, respectively	345,339	162,426
Prepaid expenses and other current assets	95,906	61,211
Deferred income taxes	32,248	70,559
Total current assets	2,881,977	1,957,464

Property and equipment, net	53,843	39,739
Intangible assets, net	210,693	232,030
Goodwill	510,154	510,894
Deferred income taxes	137,462	151,408
Other assets	21,444	14,418

Total assets	$3,815,573	$2,905,953

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$169,545	$90,311
Accrued expenses and other current liabilities	305,745	243,767
Deferred merchant bookings	213,802	136,915
Convertible debt	492,169	175
Total current liabilities	1,181,261	471,168

Deferred income taxes	47,448	56,440
Other long-term liabilities	37,119	42,990
Convertible debt	—	476,230
Total liabilities	1,265,828	1,046,828

Redeemable noncontrolling interests	76,615	45,751
Convertible debt	82,831	38

Stockholders’ equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 57,561,537, and 56,567,236 shares issued, respectively	446	438
Treasury stock 7,778,107 and 7,421,128 shares, respectively	(802,784)	(640,415)
Additional paid-in capital	2,394,034	2,417,092
Accumulated earnings	858,438	69,110
Accumulated other comprehensive loss	(59,835)	(32,889)
Total stockholders’ equity	2,390,299	1,813,336

Total liabilities and stockholders’ equity	$3,815,573	$2,905,953

priceline.com Incorporated

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Merchant revenues	$573,230	$494,473	$1,558,564	$1,309,407
Agency revenues	876,601	504,010	1,797,204	1,034,765
Other revenues	2,973	3,274	9,071	9,419
Total revenues	1,452,804	1,001,757	3,364,839	2,353,591

Cost of revenues	352,656	335,569	1,009,657	923,032

Gross profit	1,100,148	666,188	2,355,182	1,430,559

Operating expenses:
Advertising - Online	279,926	172,727	701,317	418,354
Advertising - Offline	8,035	7,773	29,463	29,684
Sales and marketing	47,124	33,060	122,931	85,663
Personnel, including stock-based compensation of $13,298, $21,176, $40,404 and $48,550, respectively	94,463	82,007	255,450	194,635
General and administrative	31,717	15,730	87,334	56,224
Information technology	8,548	5,347	23,456	14,850
Depreciation and amortization	13,957	12,775	40,087	33,312

Total operating expenses	483,770	329,419	1,260,038	832,722

Operating income	616,378	336,769	1,095,144	597,837

Other income (expense):
Interest income	2,526	918	6,075	2,713
Interest expense	(7,879)	(8,293)	(23,389)	(22,366)
Foreign currency transactions and other	827	(10,715)	(8,696)	(12,806)
Total other income (expense)	(4,526)	(18,090)	(26,010)	(32,459)

Earnings before income taxes	611,852	318,679	1,069,134	565,378
Income tax expense	(138,966)	(94,119)	(235,959)	(172,347)
Net income	472,886	224,560	833,175	393,031
Less: net income attributable to noncontrolling interests	3,387	1,580	2,520	1,219

Net income applicable to common stockholders	$469,499	$222,980	$830,655	$391,812

Net income applicable to common stockholders per basic common share	$9.43	$4.59	$16.74	$8.24

Weighted average number of basic common shares outstanding	49,779	48,570	49,607	47,565

Net income applicable to common stockholders per diluted common share	$9.17	$4.41	$16.23	$7.70

Weighted average number of diluted common shares outstanding	51,184	50,559	51,193	50,917

priceline.com Incorporated

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended
	September 30,
	2011	2010
OPERATING ACTIVITIES:
Net income	$833,175	$393,031
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,801	12,068
Amortization	25,286	24,193
Provision for uncollectible accounts, net	7,641	5,737
Deferred income taxes	34,170	33,650
Stock-based compensation expense and other stock-based payments	40,756	48,628
Amortization of debt issuance costs	1,676	2,785
Amortization of debt discount	15,944	14,948
Loss on early extinguishment of debt	32	11,334
Changes in assets and liabilities:
Accounts receivable	(202,087)	(112,755)
Prepaid expenses and other current assets	5,981	(8,034)
Accounts payable, accrued expenses and other current liabilities	292,160	169,898
Other	(9,564)	1,897
Net cash provided by operating activities	1,059,971	597,380

INVESTING ACTIVITIES:
Purchase of investments	(2,230,661)	(1,030,011)
Proceeds from sale of investments	1,529,998	665,925
Additions to property and equipment	(29,770)	(14,471)
Acquisitions and other equity investments, net of cash acquired	(67,973)	(110,972)
Proceeds from settlement of foreign currency contracts	5,205	44,564
Payments on foreign currency contracts	(42,032)	(4,283)
Change in restricted cash	(2,920)	156
Net cash used in investing activities	(838,153)	(449,092)

FINANCING ACTIVITIES:
Proceeds from the issuance of convertible debt	—	575,000
Payment of debt issuance costs	—	(13,334)
Payments related to conversion of convertible debt	(213)	(295,398)
Repurchase of common stock	(162,369)	(125,653)
Payments to purchase subsidiary shares from noncontrolling interests	(12,986)	—
Proceeds from the sale of subsidiary shares to noncontrolling interests	—	4,311
Proceeds from exercise of stock options	3,991	24,623
Excess tax benefit on stock-based compensation	14,996	4,975
Net cash (used in) provided by financing activities	(156,581)	174,524

Effect of exchange rate changes on cash and cash equivalents	(3,038)	8,168
Net increase in cash and cash equivalents	62,199	330,980
Cash and cash equivalents, beginning of period	358,967	202,141
Cash and cash equivalents, end of period	$421,166	$533,121

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$99,376	$61,568
Cash paid during the period for interest	$7,443	$4,639
Non-cash fair value increase for redeemable noncontrolling interests	$41,327	$4,118

priceline.com Incorporated

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

		Three Months Ended September 30,		Nine Months Ended September 30,
		2011	2010	2011	2010

	GAAP Operating income	$616,378	$336,769	$1,095,144	$597,837

(a)	Amortization of acquired intangible assets in Merchant revenues	—	2,020	—	2,949
(b)	Stock-based employee compensation	13,298	21,176	40,404	48,550
(c)	Adjustment to exclude favorable impact related to franchise tax and sales and use tax for headquarters location	—	(2,720)	—	(2,720)
(a)	Amortization of acquired intangible assets in Depreciation and amortization	8,210	8,558	24,898	21,200

	Non-GAAP Operating income	$637,886	$365,803	$1,160,446	$667,816

	GAAP Gross profit	$1,100,148	$666,188	$2,355,182	$1,430,559
	Non-GAAP Operating income as a % of GAAP Gross profit	58.0%	54.9%	49.3%	46.7%

RECONCILIATION OF GAAP OTHER INCOME (EXPENSE) TO NON-GAAP OTHER INCOME (EXPENSE)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2011	2010	2011	2010

	GAAP Other income (expense)	$(4,526)	$(18,090)	$(26,010)	$(32,459)

(f)	Debt discount amortization related to convertible debt	5,391	5,482	15,944	14,948
(f)	Loss on early extinguishment of debt	—	3,226	32	11,334
(h)	Net income attributable to noncontrolling interests	(3,387)	(1,580)	(2,520)	(1,219)
(k)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	(173)	(745)	(1,292)	(1,154)

	Non-GAAP Other income (expense)	$(2,695)	$(11,707)	$(13,846)	$(8,550)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended September 30,		Nine Months Ended September 30,
		2011	2010	2011	2010

	GAAP Net income applicable to common stockholders	$469,499	$222,980	$830,655	$391,812

(a)	Amortization of acquired intangible assets in Merchant revenues	—	2,020	—	2,949
(b)	Stock-based employee compensation	13,298	21,176	40,404	48,550
(c)	Adjustment to exclude favorable impact related to franchise tax and sales and use tax for headquarters location	—	(2,720)	—	(2,720)
(d)	Depreciation and amortization	13,957	12,775	40,087	33,312
(e)	Interest income	(2,526)	(918)	(6,075)	(2,713)
(e)	Interest expense	7,879	8,293	23,389	22,366
(f)	Loss on early extinguishment of debt	—	3,226	32	11,334
(g)	Income tax expense	138,966	94,119	235,959	172,347
(h)	Net income attributable to noncontrolling interests	3,387	1,580	2,520	1,219

	Adjusted EBITDA	$644,460	$362,531	$1,166,971	$678,456

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

		Three Months Ended September 30,		Nine Months Ended September 30,
		2011	2010	2011	2010

	GAAP Net income applicable to common stockholders	$469,499	$222,980	$830,655	$391,812

(a)	Amortization of acquired intangible assets in Merchant revenues	—	2,020	—	2,949
(b)	Stock-based employee compensation	13,298	21,176	40,404	48,550
(c)	Adjustment to exclude favorable impact related to franchise tax and sales and use tax for headquarters location	—	(2,720)	—	(2,720)
(f)	Debt discount amortization related to convertible debt	5,391	5,482	15,944	14,948
(f)	Loss on early extinguishment of debt	—	3,226	32	11,334
(i)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	16,325	12,281	34,030	30,728
(j)	Adjustment to income tax expense to exclude the benefit from the reversal of a reserve for unrecognized tax benefits	—	—	(12,528)	—
(a)	Amortization of acquired intangible assets in Depreciation and amortization	8,210	8,558	24,898	21,200
(k)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	(173)	(745)	(1,292)	(1,154)

	Non-GAAP Net income applicable to common stockholders	$512,550	$272,258	$932,143	$517,647

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE

		Three Months Ended September 30,		Nine Months Ended September 30,
		2011	2010	2011	2010

	GAAP weighted average number of diluted common shares outstanding	51,184	50,559	51,193	50,917

(l)	Adjustment for Conversion Spread Hedges	—	(25)	—	(87)
(m)	Adjustment for restricted stock, restricted stock units and performance units	311	525	303	501

	Non-GAAP weighted average number of diluted common shares outstanding	51,495	51,059	51,496	51,331

	Net income applicable to common stockholders per diluted common share GAAP	$9.17	$4.41	$16.23	$7.70

	Non-GAAP	$9.95	$5.33	$18.10	$10.08

(a)     Amortization of acquired intangible assets is recorded in Merchant revenues and Depreciation and amortization.

(b)     Stock-based employee compensation is recorded in Personnel expense.

(c)     Favorable adjustments related to franchise tax and sales and use tax for headquarters location are recorded in General and administrative expense.

(d)     Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.

(e)     Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.

(f)      Non-cash interest expense related to the amortization of debt discount and loss on early debt extinguishment are recorded in Interest expense and Foreign currency transactions and other, respectively.

(g)     Income tax expense is excluded from Net income to calculate Adjusted EBITDA.

(h)     Net income attributable to noncontrolling interests is excluded from Net income to calculate Adjusted EBITDA.

(i)      Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.

(j)      Adjustment to income tax expense to exclude the benefit related to the reversal of a reserve for unrecognized tax benefits attributable to tax positions taken in 2010.

(k)     Impact of other non-GAAP adjustments on Net income attributable to noncontrolling interests.

(l)      Reflects the impact of the Conversion Spread Hedges that increase the effective conversion price of the Convertible Senior Notes due September 30, 2011 and the Convertible Senior Notes due September 30, 2013 outstanding during the period from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge when shares are delivered.

(m)    Additonal shares of restricted common stock, restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled “Non-GAAP Financial Measures” which provides a definition and information about the use of non-GAAP financial measures.

priceline.com Incorporated

Statistical Data

In millions

(Unaudited)

Gross Bookings	3Q09	4Q09	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11

Domestic	$999	$831	$989	$1,154	$1,121	$902	$1,129	$1,308	$1,268
International	1,724	1,433	1,975	2,256	2,885	2,363	3,536	4,472	4,989
Total	$2,723	$2,264	$2,965	$3,410	$4,006	$3,265	$4,665	$5,780	$6,257

Agency	$2,131	$1,766	$2,374	$2,683	$3,168	$2,557	$3,781	$4,725	$5,121
Merchant	592	498	591	727	838	708	884	1,055	1,136
Total	$2,723	$2,264	$2,965	$3,410	$4,006	$3,265	$4,665	$5,780	$6,257

Year/Year Growth
Domestic	24.9%	20.6%	16.2%	19.6%	12.2%	8.5%	14.1%	13.4%	13.1%
International	37.8%	81.0%	80.8%	59.5%	67.3%	64.9%	79.0%	98.2%	72.9%
excluding F/X impact	48.5%	69.5%	72.8%	67.1%	78.0%	70.7%	78.1%	78.5%	61.4%

Agency	32.9%	59.4%	61.5%	47.0%	48.7%	44.8%	59.3%	76.1%	61.6%
Merchant	32.6%	33.5%	24.8%	31.1%	41.4%	42.1%	49.5%	45.1%	35.6%

Total	32.8%	52.9%	52.5%	43.3%	47.1%	44.2%	57.3%	69.5%	56.2%

Units Sold	3Q09	4Q09	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11

Hotel Room-Nights	17.9	14.6	20.0	23.2	27.5	22.0	31.2	36.1	40.6
Year/Year Growth	56.3%	59.9%	56.8%	48.2%	54.1%	50.6%	55.8%	55.6%	47.4%

Rental Car Days	2.6	2.4	3.0	4.3	5.1	3.9	4.9	6.6	7.0
Year/Year Growth	11.6%	6.6%	-0.9%	32.0%	97.3%	65.4%	64.7%	54.6%	35.6%

Airline Tickets	1.5	1.3	1.5	1.6	1.5	1.3	1.6	1.7	1.6
Year/Year Growth	30.2%	16.2%	2.8%	4.1%	-4.6%	-2.3%	2.1%	7.3%	7.7%

	3Q09	4Q09	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11

Revenue	$730.7	$541.8	$584.4	$767.4	$1,001.8	$731.3	$809.3	$1,102.7	$1,452.8
Year/Year Growth	30.1%	33.4%	26.5%	27.1%	37.1%	35.0%	38.5%	43.7%	45.0%

Gross Profit	$434.0	$313.2	$319.1	$445.3	$666.2	$478.4	$505.8	$749.2	$1,100.1
Year/Year Growth	37.3%	52.7%	53.2%	45.9%	53.5%	52.8%	58.5%	68.3%	65.1%

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by customers.